EX-99.CODE ETH










                               SCUDDER/DEAM FUNDS

       PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER CODE OF ETHICS

               FOR THE REGISTERED MANAGEMENT INVESTMENT COMPANIES

                              LISTED ON APPENDIX A










                                                                  Effective Date
                                                              [January 31, 2005]

  I.    Overview.............................................................. 3

  II.   Purposes of the Officer Code.......................................... 3

  III.  Responsibilities of Covered Officers.................................. 4
     A. Honest and Ethical Conduct............................................ 4
     B. Conflicts of Interest................................................. 4
     C. Use of Personal Fund Shareholder Information.......................... 6
     D. Public Communications................................................. 6
     E. Compliance with Applicable Laws, Rules and Regulations................ 6

  IV.   Violation Reporting................................................... 7
     A. Overview.............................................................. 7
     B. How to Report......................................................... 7
     C. Process for Violation Reporting to the Fund Board..................... 7
     D. Sanctions for Code Violations......................................... 7

  V.    Waivers from the Officer Code......................................... 7

  VI.   Amendments to the Code................................................ 8

  VII.  Acknowledgement and Certification of Adherence to the Officer Code.... 8

  IX.   Recordkeeping......................................................... 8

  X.    Confidentiality....................................................... 9

  Appendices..................................................................10
     Appendix A:  List of Officers Covered under the Code, by Board...........10
     Appendix B:  Officer Code Acknowledgement and Certification Form.........11
     Appendix C:  Definitions.................................................13

I.              OVERVIEW

      This Principal Executive Officer and Principal Financial Officer Code of Ethics ("Officer Code") sets forth the policies, practices, and values expected to be exhibited in the conduct of the Principal Executive Officers and Principal Financial Officers of the investment companies ("Funds") they serve ("Covered Officers"). A list of Covered Officers and Funds is included on Appendix A.

      The Boards of the Funds listed on Appendix A have elected to implement the Officer Code, pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and the SEC's rules thereunder, to promote and demonstrate honest and ethical conduct in their Covered Officers.

      Deutsche Asset Management, Inc. or its affiliates ("DeAM") serves as the investment adviser to each Fund. All Covered Officers are also employees of DeAM or an affiliate. Thus, in addition to adhering to the Officer Code, these individuals must comply with DeAM policies and procedures, such as the DeAM Code of Ethics governing personal trading activities, as adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940.(1) In addition, such individuals also must comply with other applicable Fund policies and procedures.

      The DeAM Compliance Officer, who shall not be a Covered Officer and who shall serve as such subject to the approval of the Fund's Board (or committee thereof), is primarily responsible for implementing and enforcing this Code. The Compliance Officer has the authority to interpret this Officer Code and its applicability to particular circumstances. Any questions about the Officer Code should be directed to the DeAM Compliance Officer.

      The DeAM Compliance Officer and his or her contact information can be found in Appendix A.

II.             PURPOSES OF THE OFFICER CODE

      The purposes of the Officer Code are to deter wrongdoing and to:

      o promote honest and ethical conduct among Covered Officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;


-----------------------

(1) The obligations imposed by the Officer Code are separate from, and in addition to, any obligations imposed under codes of ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, and any other code of conduct applicable to Covered Officers in whatever capacity they serve. The Officer Code does not incorporate any of those other codes and, accordingly, violations of those codes will not necessarily be considered violations of the Officer Code and waivers granted under those codes would not necessarily require a waiver to be granted under this Code. Sanctions imposed under those codes may be considered in determining appropriate sanctions for any violation of this Code.

      o promote full, fair, accurate, timely and understandable disclosures in reports and documents that the Funds file with or submit to the SEC (and in other public communications from the Funds) and that are within the Covered Officer's responsibilities;

      o     promote compliance with applicable laws, rules and regulations;

      o encourage the prompt internal reporting of violations of the Officer Code to the DeAM Compliance Officer; and

      o     establish accountability for adherence to the Officer Code.

      Any questions about the Officer Code should be referred to DeAM's Compliance Officer.

III.              RESPONSIBILITIES OF COVERED OFFICERS

      A.    HONEST AND ETHICAL CONDUCT

      It is the duty of every Covered Officer to encourage and demonstrate honest and ethical conduct, as well as adhere to and require adherence to the Officer Code and any other applicable policies and procedures designed to promote this behavior. Covered Officers must at all times conduct themselves with integrity and distinction, putting first the interests of the Fund(s) they serve. Covered Officers must be honest and candid while maintaining confidentiality of information where required by law, DeAM policy or Fund policy.

      Covered Officers also must, at all times, act in good faith, responsibly and with due care, competence and diligence, without misrepresenting or being misleading about material facts or allowing their independent judgment to be subordinated. Covered Officers also should maintain skills appropriate and necessary for the performance of their duties for the Fund(s). Covered Officers also must responsibly use and control all Fund assets and resources entrusted to them.

      Covered Officers may not retaliate against others for, or otherwise discourage the reporting of, actual or apparent violations of the Officer Code or applicable laws or regulations. Covered Officers should create an environment that encourages the exchange of information, including concerns of the type that this Code is designed to address.

      B.    CONFLICTS OF INTEREST

      A "conflict of interest" occurs when a Covered Officer's personal interests interfere with the interests of the Fund for which he or she serves as an officer. Covered Officers may not improperly use their position with a Fund for personal or private gain to themselves, their family, or any other person. Similarly, Covered Officers may not use their personal influence or personal relationships to influence decisions or other Fund business or operational matters where they would benefit personally at the Fund's expense or to the Fund's detriment. Covered Officers may not cause the Fund to take action, or refrain from taking action, for their personal benefit at the Fund's expense or to the Fund's detriment. Some examples of conflicts of interest follow (this is not an all-inclusive list): being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member who is an employee of a Fund service provider or is otherwise associated with the Fund; or having an ownership interest in, or having any consulting or employment relationship with, any Fund service provider other than DeAM or its affiliates.

      Certain conflicts of interest covered by this Code arise out of the relationships between Covered Officers and the Fund that already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. Covered Officers must comply with applicable laws and regulations. Therefore, any violations of existing statutory and regulatory prohibitions on individual behavior could be considered a violation of this Code.

      As to conflicts arising from, or as a result of the advisory relationship (or any other relationships) between the Fund and DeAM, of which the Covered Officers are also officers or employees, it is recognized by the Board that, subject to DeAM's fiduciary duties to the Fund, the Covered Officers will in the normal course of their duties (whether formally for the Fund or for DeAM, or for both) be involved in establishing policies and implementing decisions which will have different effects on DeAM and the Fund. The Board recognizes that the participation of the Covered Officers in such activities is inherent in the contract relationship between the Fund and DeAM, and is consistent with the expectation of the Board of the performance by the Covered Officers of their duties as officers of the Fund.

      Covered Officers should avoid actual conflicts of interest, and appearances of conflicts of interest, between the Covered Officer's duties to the Fund and his or her personal interests beyond those contemplated or anticipated by applicable regulatory schemes. If a Covered Officer suspects or knows of a conflict or an appearance of one, the Covered Officer must immediately report the matter to the DeAM Compliance Officer. If a Covered Officer, in lieu of reporting such a matter to the DeAM Compliance Officer, may report the matter directly to the Fund's Board (or committee thereof), as appropriate (e.g., if the conflict involves the DeAM Compliance Officer or the Covered Officer reasonably believes it would be futile to report the matter to the DeAM Compliance Officer).

      When actual, apparent or suspected conflicts of interest arise in connection with a Covered Officer, DeAM personnel aware of the matter should promptly contact the DeAM Compliance Officer. There will be no reprisal or retaliation against the person reporting the matter.

      Upon receipt of a report of a possible conflict, the DeAM Compliance Officer will take steps to determine whether a conflict exists. In so doing, the DeAM Compliance Officer may take any actions he or she determines to be appropriate in his or her sole discretion and may use all reasonable resources, including retaining or engaging legal counsel, accounting firms or other consultants, subject to applicable law.(2) The costs associated with such actions may be borne by the Fund, if appropriate, after consultation with the Fund's Board (or committee thereof). Otherwise, such costs will be borne by DeAM or other appropriate Fund service provider.

      After full review of a report of a possible conflict of interest, the DeAM Compliance Officer may determine that no conflict or reasonable appearance of a conflict exists. If, however, the DeAM Compliance Officer determines that an actual conflict exists, the Compliance Officer will resolve the conflict solely in the interests of the Fund, and will report the conflict and its resolution to the Fund's Board (or committee thereof). If the DeAM Compliance Officer determines that the appearance of a conflict exists, the DeAM Compliance Officer will take appropriate steps to remedy such appearance. In lieu of determining whether a conflict exists and/or resolving a conflict, the DeAM Compliance Officer instead may refer the matter to the Fund's Board (or committee thereof), as appropriate. However, the DeAM Compliance Officer must refer the matter to the Fund's Board (or committee thereof) if the DeAM Compliance Officer is directly involved in the conflict or under similar appropriate circumstances.

      After responding to a report of a possible conflict of interest, the DeAM Compliance Officer will discuss the matter with the person reporting it (and with the Covered Officer at issue, if different) for purposes of educating those involved on conflicts of interests (including how to detect and avoid them, if appropriate).

      Appropriate resolution of conflicts may restrict the personal activities of the Covered Officer and/or his family, friends or other persons.

      Solely because a conflict is disclosed to the DeAM Compliance Officer (and/or the Board or Committee thereof) and/or resolved by the DeAM Compliance Officer does not mean that the conflict or its resolution constitutes a waiver from the Code's requirements.

      Any questions about conflicts of interests, including whether a particular situation might be a conflict or an appearance of one, should be directed to the DeAM Compliance Officer.

      C.    USE OF PERSONAL FUND SHAREHOLDER INFORMATION

      A Covered Officer may not use or disclose personal information about Fund shareholders, except in the performance of his or her duties for the Fund. Each Covered Officer also must abide by the Funds' and DeAM's privacy policies under SEC Regulation S-P.

      D.    PUBLIC COMMUNICATIONS


---------------------------

(2) For example, retaining a Fund's independent accounting firm may require pre-approval by the Fund's audit committee.

      In connection with his or her responsibilities for or involvement with a Fund's public communications and disclosure documents (e.g., shareholder reports, registration statements, press releases), each Covered Officer must provide information to Fund service providers (within the DeAM organization or otherwise) and to the Fund's Board (and any committees thereof), independent auditors, government regulators and self-regulatory organizations that is fair, accurate, complete, objective, relevant, timely and understandable.

      Further, within the scope of their duties, Covered Officers having direct or supervisory authority over Fund disclosure documents or other public Fund communications will, to the extent appropriate within their area of responsibility, endeavor to ensure full, fair, timely, accurate and understandable disclosure in Fund disclosure documents. Such Covered Officers will oversee, or appoint others to oversee, processes for the timely and accurate creation and review of all public reports and regulatory filings. Within the scope of his or her responsibilities as a Covered Officer, each Covered Officer also will familiarize himself or herself with the disclosure requirements applicable to the Fund, as well as the business and financial operations of the Fund. Each Covered Officer also will adhere to, and will promote adherence to, applicable disclosure controls, processes and procedures, including DeAM's Disclosure Controls and Procedures, which govern the process by which Fund disclosure documents are created and reviewed.

      To the extent that Covered Officers participate in the creation of a Fund's books or records, they must do so in a way that promotes the accuracy, fairness and timeliness of those records.

      E.    COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

      In connection with his or her duties and within the scope of his or her responsibilities as a Covered Officer, each Covered Officer must comply with governmental laws, rules and regulations, accounting standards, and Fund policies/procedures that apply to his or her role, responsibilities and duties with respect to the Funds ("Applicable Laws"). These requirements do not impose on Covered Officers any additional substantive duties. Additionally, Covered Officers should promote compliance with Applicable Laws.

      If a Covered Officer knows of any material violations of Applicable Laws or suspects that such a violation may have occurred, the Covered Officer is expected to promptly report the matter to the DeAM Compliance Officer.

IV.               VIOLATION REPORTING

      A.    OVERVIEW

      Each Covered Officer must promptly report to the DeAM Compliance Officer, and promote the reporting of, any known or suspected violations of the Officer Code. Failure to report a violation may be a violation of the Officer Code.

      Examples of violations of the Officer Code include, but are not limited to, the following:

      o     Unethical or dishonest behavior
      o Obvious lack of adherence to policies surrounding review and approval of public communications and regulatory filings
      o     Failure to report violations of the Officer Code
      o     Known or obvious deviations from Applicable Laws
      o     Failure to acknowledge and certify adherence to the Officer Code

      The DeAM Compliance Officer has the authority to take any and all action he or she considers appropriate in his or her sole discretion to investigate known or suspected Code violations, including consulting with the Fund's Board, the independent Board members, a Board committee, the Fund's legal counsel and/or counsel to the independent Board members. The Compliance Officer also has the authority to use all reasonable resources to investigate violations, including retaining or engaging legal counsel, accounting firms or other consultants, subject to applicable law.(3) The costs associated with such actions may be borne by the Fund, if appropriate, after consultation with the Fund's Board (or committee thereof). Otherwise, such costs will be borne by DeAM.

      B.    HOW TO REPORT

      Any known or suspected violations of the Officer Code must be promptly reported to the DeAM Compliance Officer.

      C.    PROCESS FOR VIOLATION REPORTING TO THE FUND BOARD

      The DeAM Compliance Officer will promptly report any violations of the Code to the Fund's Board (or committee thereof).

      D.    SANCTIONS FOR CODE VIOLATIONS

      Violations of the Code will be taken seriously. In response to reported or otherwise known violations, DeAM and the relevant Fund's Board may impose sanctions within the scope of their respective authority over the Covered Officer at issue. Sanctions imposed by DeAM could include termination of employment. Sanctions imposed by a Fund's Board could include termination of association with the Fund.

V.                WAIVERS FROM THE OFFICER CODE

      A Covered Officer may request a waiver from the Officer Code by transmitting a written request for a waiver to the DeAM Compliance Officer.(4) The request must include the rationale for the

----------------------------

(3) For example, retaining a Fund's independent accounting firm may require pre-approval by the Fund's audit committee.

(4) Of course, it is not a waiver of the Officer Code if the Fund's Board (or committee thereof) determines that a matter is not a deviation from the Officer Code's requirements or is otherwise not covered by the Code.

      request and must explain how the waiver would be in furtherance of the standards of conduct described in and underlying purposes of the Officer Code. The DeAM Compliance Officer will present this information to the Fund's Board (or committee thereof). The Board (or committee) will determine  whether  to  grant  the  requested  waiver.  If the  Board  (or committee)  grants  the  requested  waiver,  the DeAM  Compliance  Officer thereafter will monitor the activities subject to the waiver, as appropriate, and will promptly report to the Fund's Board (or committee thereof) regarding such activities, as appropriate.

      The DeAM Compliance Officer will coordinate and facilitate any required public disclosures of any waivers granted or any implicit waivers.

VI.               AMENDMENTS TO THE CODE

      The DeAM Compliance Officer will review the Officer Code from time to time for its continued appropriateness and will propose any amendments to the Fund's Board (or committee thereof) on a timely basis. In addition, the Board (or committee thereof) will review the Officer Code at least annually for its continued appropriateness and may amend the Code as necessary or appropriate.

      The DeAM Compliance Officer will coordinate and facilitate any required public disclosures of Code amendments.

VII.          ACKNOWLEDGEMENT AND CERTIFICATION OF ADHERENCE TO THE OFFICER CODE

      Each Covered Officer must sign a statement upon appointment as a Covered Officer and annually thereafter acknowledging that he or she has received and read the Officer Code, as amended or updated, and confirming that he or she has complied with it (see Appendix B: Acknowledgement and Certification of Obligations Under the Officer Code).

      Understanding   and  complying   with  the  Officer  Code  and  truthfully
      completing the Acknowledgement and Certification Form is each Covered Officer's obligation.

      The DeAM Compliance Officer will maintain such Acknowledgements in the Fund's books and records.

VIII.             SCOPE OF RESPONSIBILITIES

      A Covered Officer's responsibilities under the Officer Code are limited to:

            (1) Fund matters over which the Officer has direct responsibility or control, matters in which the Officer routinely participates, and matters with which the Officer is otherwise involved (I.E., matters within the scope of the Covered Officer's responsibilities as a Fund officer); and

            (2)   Fund matters of which the Officer has actual knowledge.

IX.               RECORDKEEPING

      The DeAM Compliance Officer will create and maintain appropriate records regarding the implementation and operation of the Officer Code, including records relating to conflicts of interest determinations and investigations of possible Code violations.

X.                CONFIDENTIALITY

      All reports and records prepared or maintained pursuant to this Officer Code shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Officer Code, such matters shall not be disclosed to anyone other than the DeAM Compliance Officer, the Fund's Board (or committee thereof), legal counsel, independent auditors, and any consultants engaged by the Compliance Officer.

         APPENDICES


         APPENDIX A:

         LIST OF OFFICERS COVERED UNDER THE CODE, BY BOARD:

================================ ============================== =========================== ============================
                                                                   PRINCIPAL FINANCIAL
                FUND BOARD       PRINCIPAL EXECUTIVE OFFICERS            OFFICERS                    TREASURER
-------------------------------- ------------------------------ --------------------------- ----------------------------
Boston                           Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
Chicago                          Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
Closed End (except Germany)      Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
Korea                            Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
New York                         Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
MSIS                             Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
Hedge Strategies Fund            Pam Kiernan                    Marielena Glassman          Marielena Glassman
-------------------------------- ------------------------------ --------------------------- ----------------------------
Germany*                         Michael Colon                  Paul Schubert               Paul Schubert
-------------------------------- ------------------------------ --------------------------- ----------------------------
Topiary BPI                      Pam Kiernan                    Marielena Glassman          Marielena Glassman
================================ ============================== =========================== ============================

* Central Europe and Russia, European Equity, and New Germany Funds

         DEAM COMPLIANCE OFFICER:


         Name: Joseph Yuen

         DeAM Department: Compliance

         Phone Numbers: 212-454-7443

         Fax Numbers: 212-454-4703







AS OF:   April 24, 2006

APPENDIX B: ACKNOWLEDGEMENT AND CERTIFICATION


                    Initial Acknowledgement and Certification
                      of Obligations Under the Officer Code


--------------------------------------------------------------------------------
Print Name               Department                Location         Telephone



      1. I acknowledge and certify that I am a Covered Officer under the Scudder Fund Principal Executive and Financial Officer Code of Ethics ("Officer Code"), and therefore subject to all of its requirements and provisions.

      2. I have received and read the Officer Code and I understand the requirements and provisions set forth in the Officer Code.

      3. I have disclosed any conflicts of interest of which I am aware to the DeAM Compliance Officer.

      4. I will act in the best interest of the Funds for which I serve as an officer and have maintained the confidentiality of personal information about Fund shareholders.

      5. I will report any known or suspected violations of the Officer Code in a timely manner to the DeAM Compliance Officer.


--------------------------------------------------------------------------------
   Signature                                                       Date

                    Annual Acknowledgement and Certification
                      of Obligations Under the Officer Code


--------------------------------------------------------------------------------
Print Name               Department                Location         Telephone



      1. I acknowledge and certify that I am a Covered Officer under the Scudder Fund Principal Executive and Financial Officer Code of Ethics ("Officer Code"), and therefore subject to all of its requirements and provisions.

      2. I have received and read the Officer Code, and I understand the requirements and provisions set forth in the Officer Code.

      3.    I have adhered to the Officer Code.

      4. I have not knowingly been a party to any conflict of interest, nor have I had actual knowledge about actual or apparent conflicts of interest that I did not report to the DeAM Compliance Officer in accordance with the Officer Code's requirements.

      5. I have acted in the best interest of the Funds for which I serve as an officer and have maintained the confidentiality of personal information about Fund shareholders.

      6. With respect to the duties I perform for the Fund as a Fund officer, I believe that effective processes are in place to create and file public reports and documents in accordance with applicable regulations.

      7. With respect to the duties I perform for the Fund as a Fund officer, I have complied to the best of my knowledge with all Applicable Laws (as that term is defined in the Officer Code) and have appropriately monitored those persons under my supervision for compliance with Applicable Laws.

      8. I have reported any known or suspected violations of the Officer Code in a timely manner to the DeAM Compliance Officer.


--------------------------------------------------------------------------------
   Signature                                                       Date

      APPENDIX C: DEFINITIONS

      PRINCIPAL EXECUTIVE OFFICER
      Individual holding the office of President of the Fund or series of Funds, or a person performing a similar function.

      PRINCIPAL FINANCIAL OFFICER
      Individual holding the office of Treasurer of the Fund or series of Funds, or a person performing a similar function.

      REGISTERED INVESTMENT MANAGEMENT INVESTMENT COMPANY
      Registered investment companies other than a face-amount certificate company or a unit investment trust.

      WAIVER
      A waiver is an approval of an exemption from a Code requirement.

      IMPLICIT WAIVER
      An implicit waiver is the failure to take action within a reasonable period of time regarding a material departure from a requirement or provision of the Officer Code that has been made known to the DeAM Compliance Officer or the Fund's Board (or committee thereof).